Exhibit 99.1

FOR IMMEDIATE RELEASE

CORESITE SETS ANNUAL STOCKHOLDERS’ MEETING

DENVER, CO - March 16, 2012 – CoreSite Realty Corporation (NYSE: COR), a national provider of powerful, network-rich data centers, today announced that it will hold its 2012 Annual Meeting of Stockholders at 1:30 p.m., Central Time (2:30 p.m. Eastern Time), on May 16, 2012, at the JW Marriott in Chicago located at 151 West Adams Street, Chicago, IL. Stockholders of record as of the close of business on March 23, 2012, will be entitled to notice of and vote at the Annual Meeting.

About CoreSite

CoreSite Realty Corporation (NYSE: COR) is a national provider of data center products and interconnection services. More than 700 customers such as Global 1000 enterprises, communications providers, cloud and content companies, financial firms, media and entertainment, healthcare, and government agencies choose CoreSite for the confidence that comes with customer-focused data center products, service and support systems, and scalability. CoreSite data centers are business catalysts, featuring the Any2 Internet exchange and network ecosystems, which include access to 200+ carriers and service providers and a growing mesh of more than 15,000 interconnections. The company features a diverse colocation offering from individual cabinets to custom cages and private suites, with 12 data center locations in seven major U.S. markets. For more information, visit www.CoreSite.com.

Investor Relations Contact:

Investor Relations

+1 303.222.7276

InvestorRelations@CoreSite.com